EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-11 of ALDA Office Properties, Inc. of our report dated July 11, 2011, relating to our audits of the consolidated financial statements of 315 South Beverly Holdings, LLC and subsidiary appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/  McGladrey & Pullen, LLP

Chicago, Illinois
July 11, 2011